Exhibit 99.1

ITEM 1. – BUSINESS

General

Pitney Bowes Inc. was incorporated in the state of Delaware on April 23, 1920, as the Pitney Bowes Postage Meter Company. Today, Pitney Bowes Inc. is a provider of mail processing equipment and integrated mail solutions. We offer a full suite of equipment, supplies, software, services and end-to-end solutions which enable our customers to manage and integrate physical and digital communication channels. Our growth strategies focus on leveraging our historic leadership in physical communications with our expanding capabilities in digital and hybrid communications. We see long-term opportunities in delivering products, software, services and solutions that help customers grow their business by more effectively managing their physical and digital communications with their customers. In this report, the terms “we,” “us,” “our,” or “Company” are used to refer collectively to Pitney Bowes Inc. and its subsidiaries.

For more information about us, our products, services and solutions, visit www.pb.com. Also, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments or exhibits to those reports are available, free of charge, through the Investor Relations section of our website at www.pb.com/investorrelations, as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the Securities and Exchange Commission (the SEC). The information found on our website is not part of this or any other report we file with or furnish to the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and these filings can be obtained from the SEC’s website at http://www.sec.gov. This uniform resource locator is an inactive textual reference only and is not intended to incorporate the contents of the SEC website into this Form 10-K.

You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You may also request copies of the documents that we file with the SEC by writing to the SEC’s Office of Public Reference at the above address, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the operations of the Public Reference Room and copying charges.

Business Segments

We conduct our business activities in seven reporting segments within two business groups, Small & Medium Business Solutions and Enterprise Business Solutions, based on the customers they primarily serve. We are a global company with operations in the United States and internationally. See Note 18 to the Consolidated Financial Statements for financial information concerning our reporting segments and the geographic areas in which we operate. The principal products and services of each of our reporting segments are as follows:

Small & Medium Business Solutions:

North America Mailing: Includes the U.S. and Canadian revenue and related expenses from the sale, rental and financing of our mail finishing, mail creation, shipping equipment and software; supplies; support and other professional services; and payment solutions.

International Mailing: Includes the revenue and related expenses from the sale, rental and financing of our mail finishing, mail creation, shipping equipment and software; supplies; support and other professional services; and payment solutions outside North America.

Enterprise Business Solutions:

Production Mail: Includes the worldwide revenue and related expenses from the sale, support and other professional services of our high-speed, production mail systems, sorting and production print equipment.

Software: Includes the worldwide revenue and related expenses from the sale and support services of non-equipment-based mailing, customer relationship and communication and location intelligence software.

Management Services: Includes worldwide revenue and related expenses from facilities management services; secure mail services; reprographic, document management services; and litigation support and eDiscovery services.

Mail Services: Includes the worldwide revenue and related expenses from presort mail services and cross-border mail services.

Marketing Services: Includes the revenue and related expenses from direct marketing services for targeted customers.

Support Services

We maintain extensive field service organizations to provide servicing for customers’ equipment, usually in the form of annual maintenance contracts.

Marketing

We market our products and services through our sales force, direct mailings, outbound telemarketing and independent distributors and dealers. We sell to a variety of business, governmental, institutional and other organizations. We have a broad base of customers, and we are not dependent upon any one customer or type of customer for a significant part of our revenue. We do not have significant backlog or seasonality relating to our businesses.

Credit Policies

We establish credit approval limits and procedures based on the credit quality of the customer and the type of product or service provided to control risk in extending credit to customers. In addition, we utilize an automatic approval program for certain leases within our internal financing operations. This program is designed to facilitate low dollar transactions by utilizing historical payment patterns and losses realized for customers with common credit characteristics. The program defines the criteria under which we will accept a customer without performing a more detailed credit investigation, such as maximum equipment cost, a customer’s time in business and payment experience.

We closely monitor the portfolio by analyzing industry sectors and delinquency trends by product line, industry and customer to ensure reserve levels and credit policies reflect current trends. Management continues to closely monitor credit lines, collection resources, and revise credit policies as necessary to be more selective in managing the portfolio.

Competition

We are a leading supplier of products and services in the large majority of our business segments. Our meter base and our continued ability to place and finance meters in key markets is a significant contributor to our current and future revenue and profitability. However, all of our segments face competition from a number of companies. In particular, we face competition from products and services offered as alternative means of message communications and for new placements of mailing equipment from other postage meter and mailing machine suppliers, and all of our mailing products, services and software face competition. As we expand our activities in managing and integrating physical and digital communications we will face competition from other companies looking to digitize mail, as well as those providing on-line payment services. Leasing companies, commercial finance companies, commercial banks and other financial institutions compete, in varying degrees, in the markets in which our finance operations do business. Our competitors range from very large, diversified financial institutions to many small, specialized firms. We offer a complete line of products and services as well as a variety of finance and payment offerings to our customers. We finance the majority of our products through our captive financing business and we are a major provider of business services to the corporate, financial services, professional services and government markets, competing against national, regional and local firms specializing in facilities and document management throughout the world.

We believe that our long experience and reputation for product quality, and our sales and support service organizations are important factors in influencing customer choices with respect to our products and services.

Research, Development and Intellectual Property

We make significant investments in research and development operations. We have many research and development programs that are directed toward developing new products and service offerings. As a result of our research and development efforts, we have been awarded a number of patents with respect to several of our existing and planned products. We do not believe our businesses are materially dependent on any one patent or any group of related patents or on any one license or any group of related licenses. Our expenditures for research and development were $156 million, $182 million and $206 million in 2010, 2009 and 2008, respectively.

Material Suppliers

We depend on third-party suppliers for a variety of services, components, supplies and a large portion of our product manufacturing. We believe we have adequate sources for our purchases of materials, components, services and supplies for products that we manufacture or assemble.

Regulatory Matters

We are subject to the regulations of postal authorities worldwide, related to product specifications and business practices involving our postage meters. From time to time, we will work with these governing bodies to help in the enhancement and growth of mail and the mail channel. See “Legal Proceedings” in Item 3 of this Form 10-K.

Employees and Employee Relations

At December 31, 2010, we employed approximately 21,600 persons in the U.S. and 9,100 persons outside the U.S. The large majority of our employees are not represented by any labor union, and we believe that our current relations with employees are good. Management follows the policy of keeping employees informed of decisions, and encourages and implements employee suggestions whenever practicable.

Executive Officers

See Part III, Item 10. “Directors, Executive Officers and Corporate Governance” of this Form 10-K for information about Executive Officers of the Registrant.

ITEM 3. – LEGAL PROCEEDINGS

In the ordinary course of business, we are routinely defendants in or party to a number of pending and threatened legal actions. These may involve litigation by or against us relating to, among other things, contractual rights under vendor, insurance or other contracts; intellectual property or patent rights; equipment, service, payment or other disputes with customers; or disputes with employees. Some of these actions may be brought as a purported class action on behalf of a purported class of employees, customers or others.

Our wholly-owned subsidiary, Imagitas, Inc., is a defendant in several purported class actions. These lawsuits were originally filed in six different states and later coordinated in the U.S. District Court for the Middle District of Florida, In re: Imagitas, Driver’s Privacy Protection Act Litigation (Coordinated, May 28, 2007). Each of these lawsuits alleges that the Imagitas DriverSource program violated the federal Drivers Privacy Protection Act (DPPA). Under the DriverSource program, Imagitas entered into contracts with state governments to mail out automobile registration renewal materials along with third party advertisements, without revealing the personal information of any state resident to any advertiser. The DriverSource program assisted the state in performing its governmental function of delivering these mailings and funding the costs of them. The plaintiffs in these actions were seeking statutory damages under the DPPA. On December 21, 2009, the Eleventh Circuit Court affirmed the District Court’s summary judgment decision in Rine, et al. v. Imagitas, Inc. (U.S. District Court, Middle District of Florida, filed August 1, 2006), which ruled in Imagitas’ favor and dismissed that litigation. That decision is now final, with no further appeals available. With respect to the remaining state cases, Imagitas filed its motion to dismiss these cases on October 8, 2010. Plaintiff’s opposition brief was filed on December 6, 2010, and Imagitas filed its reply brief on December 22, 2010. Although the plaintiffs are still contending that the cases filed in Massachusetts, Ohio and Missouri can proceed, they have admitted in their response that the reasoning in the Rine decision does require that actions based on Minnesota and New York laws be dismissed. We are awaiting a decision by the District Court on the motion to dismiss. Based upon our current understanding of the facts and applicable laws, we do not believe there is a reasonable possibility that any loss has been incurred.

On October 28, 2009, the Company and certain of its current and former officers were named as defendants in NECA-IBEW Health & Welfare Fund v. Pitney Bowes Inc. et al., a class action lawsuit filed in the U.S. District Court for the District of Connecticut. The complaint asserts claims under the Securities Exchange Act of 1934 on behalf of those who purchased the common stock of the Company during the period between July 30, 2007 and October 29, 2007 alleging that the Company, in essence, missed two financial projections. Plaintiffs filed an amended complaint on September 20, 2010. On December 3, 2010, we moved to dismiss the complaint. The parties have completed briefing on this motion and the motion is now pending before the court. Based upon our current understanding of the facts and applicable laws, we do not believe there is a reasonable possibility that any loss has been incurred.

We expect to prevail in the legal actions above; however, as litigation is inherently unpredictable, there can be no assurance in this regard. If the plaintiffs do prevail, the results may have a material effect on our financial position, future results of operations or cash flows, including, for example, our ability to offer certain types of goods or services in the future.